EXHIBIT 99.1
          All capitalized terms in this legend have the meanings defined in Certificate of Designations of Merrill Lynch & Co., Inc. (the “Company”) for the 6.70% Noncumulative Perpetual Preferred Stock, Series 6. Transfers in violation of the restrictions described above shall be void ab initio.
          The Company will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the 6.70% Noncumulative Perpetual Preferred Stock, Series 6. Requests for such statement may be directed to the Secretary of the Company.
[FORM OF FACE OF RECEIPT]
DR-
CERTIFICATE FOR NOT MORE THAN 2,600,000 DEPOSITARY SHARES
CUSIP
RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING 1/40 OF A SHARE OF 6.70% NONCUMULATIVE
PERPETUAL PREFERRED STOCK, SERIES 6
MERRILL LYNCH & CO., INC.
          Mellon Investor Services LLC, as Depositary (the “Depositary”), hereby certifies that                      is the registered owner of                      DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/40 of one share of 6.70% Noncumulative Perpetual Preferred Stock, Series 6, $1.00 par value per share (the “Shares”), of the Company on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of January 28, 2004 (the “Deposit Agreement”), among First Republic Bank, the Depositary and the holders from time to time of Receipts for Depositary Shares, as assumed by the Company. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

[Countersigned:

By:	]	By:

Authorized Signatory

[FORM OF REVERSE RECEIPT]
          MERRILL LYNCH & CO., INC. WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE CERTIFICATE OF DESIGNATIONS FOR THE 6.70% NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES 6 OF THE COMPANY. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.
          The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	As tenant in common	UNIF GIFT MIN ACT -		Custodian
			(Cust)		(Minor)

TEN ENT -	As tenants by the entireties	Under Uniform Gifts to Minors Act
(State)

JT TEN -	As joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
For value received,                      hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                     Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.
Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.
Signature Guarantee*

*	Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.